As filed with the Securities and Exchange Commission
                                 on November 12, 1997
                              Registration No. 33-66140

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                            Post-Effective Amendment No. 1
                                          To
                                       Form S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                        T. ROWE PRICE RENAISSANCE FUND, LTD.,
                    A SALES-COMMISSION-FREE REAL ESTATE INVESTMENT
                (Exact name of Registrant as specified in its charter)

                                       Maryland
               (State or jurisdiction of incorporation or organization)

                                      52-1657028
                       (I.R.S. Employer Identification Number)

                                100 East Pratt Street
                              Baltimore, Maryland  21202
                                    (410) 345-2160
            (Address, including zip code, and telephone number, including area code, of registrant s  principal executive offices)

                                Henry H. Hopkins, Esq.
                            T. Rowe Price Associates, Inc.
                                100 East Pratt Street
                              Baltimore, Maryland  21202
                       (Name and Address of Agent for Service)

                                      Copies to:
                                Misty S. Gruber, Esq.
                               Sachnoff & Weaver, Ltd.
                             30 S. Wacker Drive - 29th fl
                            Chicago, Illinois  60606-7484
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public:
          The sale of securities pursuant to this Registration Statement commenced on July 15, 1993 solely in connection with the Registrant s Reinvestment Plan. The Plan has been terminated, and no further sales of securities pursuant to this Registration Statement will occur.

















          The Registrant hereby removes from registration by means of this Post-Effective Amendment 89,897 shares of common stock which remain unsold at the termination of its Reinvestment Plan, in accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3).

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on November 12, 1997.

                                        T. ROWE PRICE RENAISSANCE FUND,
                                        LTD., A SALES-COMMISSION-FREE REAL
                                        ESTATE INVESTMENT


                                             By:  /s/James S. Riepe
                                                  James S. Riepe, Chairman

                                             By:  /s/Jeffrey Hayes Donahue*
                                                  Jeffrey Hayes Donahue
                                                  Director

                                             By:  /s/A. MacDonough Plant*
                                                  A. MacDonough Plant
                                                  Director

                                             By:  /s/Joseph P. Croteau
                                                  Joseph P. Croteau
                                                  Treasurer, and Principal
                                                  Financial Officer of the
                                                  Partnership


          __________________
          * Executed on behalf of the indicated person by Henry H. Hopkins duly appointed Attorney-In-Fact.